PRESS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Alison Griffin
(804) 217-5897

DYNEX CAPITAL, INC. REPORTS FIRST QUARTER 2014 RESULTS
Net loss per common share of $(0.06), core net operating income per common share of $0.25 and book value per common share of $8.87
GLEN ALLEN, Va. -- Dynex Capital, Inc. (NYSE: DX) reported its first quarter results for 2014 today. GAAP net loss to common shareholders was $(3.0) million, or $(0.06) per common share, for the first quarter of 2014 versus net income of $19.3 million, or $0.35 per common share, for the fourth quarter of 2013 and net income of $18.4 million, or $0.34 per common share, for the first quarter of 2013. Core net operating income to common shareholders (a non-GAAP financial measure which the Company presents as a result of discontinuing GAAP cash flow hedge accounting in 2013) was $13.7 million for the first quarter of 2014, or $0.25 per common share, versus $15.5 million, or $0.29 per common share, for the fourth quarter of 2013, and $17.0 million, or $0.31 per common share, for the first quarter of 2013. See "Use of Non-GAAP Financial Measures" for more information on this and other non-GAAP measures discussed in this release. Book value per common share at March 31, 2014 was $8.87 versus $8.69 at December 31, 2013.
Quarterly Highlights

($ in thousands, except per share amounts)		1Q2014		4Q2013		1Q2013
Net interest income		$20,007		$20,186		$22,526
(Loss) gain on derivative instruments, net		$(13,422)		$2,607	$(17)
Net (loss) income to common shareholders		$(3,028)		$19,266		$18,381
Net (loss) income per common share		$(0.06)		$0.35		$0.34
Core net operating income to common shareholders (1)		$13,746		$15,544		$16,973
Core net operating income per common share (1)		$0.25		$0.29		$0.31
Return on average common equity (annualized)		(2.5)%		16.1%		13.0%
Adjusted return on average common equity (annualized) (1)		11.3%		13.0%		12.0%
Dividends per common share		$0.25		$0.27		$0.29
Book value per common share, end of period		$8.87		$8.69		$10.50
Average interest earning assets		$4,002,555		$4,123,224		$4,098,681
Average interest bearing liabilities		$3,509,889		$3,620,795		$3,641,654
Weighted average effective yield (2)		2.74%		2.72%		3.04%
Annualized cost of funds		0.87%		0.90%		1.15%
Net interest spread		1.87%		1.82%		1.89%
Adjusted net interest spread (1)		1.88%		1.77%		1.87%
Portfolio CPR (3)		10.3%		11.7%		19.3%
Debt to shareholders' equity ratio, end of period	5.9	x	6.2	x	6.3	x

(1)
Core net operating income to common shareholders (including on a per share basis), adjusted return on average common equity, and adjusted net interest spread are non-GAAP financial measures. Reconciliations of these non-GAAP financial measures are provided as a supplement to this release.

(2)	Weighted average effective yield is based on the average balance of investments which is calculated using daily amortized cost and excludes notional amounts of CMBS IO.

(3)	Portfolio CPR consists of conditional prepayment rates on investments excluding CMBS IO.

Management Remarks
Mr. Byron Boston, CEO, commented, "I am very pleased with our results for the quarter. Net interest spread increased as we benefited from repositioning our hedges and investment purchases, producing core earnings per share of $0.25. Book value increased 2.1% during the quarter reflecting tighter spreads on our assets and lower interest rates versus year end. We maintained our investment discipline during the first quarter, choosing to continue to reduce leverage while selectively making investments in the CMBS sector. The investment environment is evolving; it continues to be complex and requires vigilance on all fronts."
Book Value Per Common Share
Book value per common share was $8.87 at March 31, 2014, an increase of $0.18 per common share from December 31, 2013. The increase was principally the result of spread tightening on investments and increases in investment fair values which was partially offset by the decline in fair value of our derivative instruments as interest rates fell during the quarter. The following table reconciles the changes in the Company's book value per common share from December 31, 2013 to March 31, 2014:

	Book Value ($ in thousands)	Book Value Per Common Share
Beginning shareholders' equity	$585,876	$8.69
GAAP net loss to common shareholders:
Core net operating income	13,746	0.25
Amortization of de-designated cash flow hedges	(2,288)	(0.04)
Change in fair value of derivative instruments, net	(11,211)	(0.21)
Loss on sale of investments, net	(3,307)	(0.06)
Fair value adjustments, net	32	—
Other comprehensive income	29,560	0.54
Common dividends declared	(13,674)	(0.25)
Balance before capital transactions	598,734	8.92
Restricted stock amortization	672	0.01
Stock issued, including incentive stock issued to employees, net of forfeitures and issuance costs	(391)	(0.06)
Ending shareholders' equity	$599,015	$8.87
Investments
The following table summarizes the changes in our MBS portfolio during the first quarter of 2014:

($ in thousands)	RMBS	CMBS	CMBS IO	Total
Balance at December 31, 2013	$2,705,915	$700,782	$611,464	$4,018,161
Purchases	13,747	29,066	90,465	133,278
Principal payments	(115,097)	(8,663)	—	(123,760)
Sales	(56,801)	(5,978)	(326)	(63,105)
Net amortization	(7,665)	(716)	(23,597)	(31,978)
Net unrealized gain	14,773	7,717	4,766	27,256
Balance at March 31, 2014	$2,554,872	$722,208	$682,772	$3,959,852
The following tables present certain information for the Company's MBS portfolio by category as of and for the periods indicated:

	As of March 31, 2014					1Q2014
($ in thousands)	Par Balance (Notional for CMBS IO)	Net Premium (Discount)	Amortized Cost	Fair Value	WAVG Coupon	WAVG Yield (3)
Agency MBS:
RMBS	$2,438,133	$139,899	$2,578,032	$2,539,302	3.20%	1.84%
CMBS (1)	312,416	21,140	333,556	346,212	5.24%	3.52%
CMBS IO	10,582,484	461,523	461,523	471,245	0.94%	4.25%
Total (2)	$2,750,549	$622,562	$3,373,111	$3,356,759		2.32%

Non-Agency MBS:
RMBS	$15,454	$(7)	$15,447	$15,570	4.42%	6.64%
CMBS	375,209	(17,819)	357,390	375,996	5.05%	5.56%
CMBS IO	5,053,884	209,301	209,301	211,527	0.80%	4.12%
Total (2)	$390,663	$191,475	$582,138	$603,093		5.16%

Total MBS portfolio:	$3,141,212	$814,037	$3,955,249	$3,959,852		2.71%

(1)
Includes CMBS with an amortized cost of $26,786 and a fair value of $28,568 which were designated as trading securities at the time of purchase with changes in their fair value recorded within "fair value adjustments, net" on the Company's consolidated statement of comprehensive income. All remaining MBS are designated as available-for-sale with changes in fair value recorded in other comprehensive income until the security is sold or paid off.

(2)	Total par balances of investments exclude notional amounts of CMBS IO.

(3)	Weighted average effective yield is based on the average balance of investments which is calculated using daily amortized cost basis and excludes notional amounts of CMBS IO.
The following table presents the weighted average coupon by months-to-reset ("MTR") for the ARM and hybrid ARM portion of our Agency RMBS based on par value as of March 31, 2014 and December 31, 2013:

	March 31, 2014		December 31, 2013
($ in thousands)	Par Balance	WAVG Coupon	Par Balance	WAVG Coupon
0-12 MTR	$549,224	3.02%	$575,763	2.97%
13-36 MTR	221,399	3.98%	276,862	3.89%
37-60 MTR	709,381	3.38%	619,887	3.57%
61-84 MTR	94,345	3.74%	171,839	3.01%
85-120 MTR	845,500	2.92%	928,580	2.99%
	$2,419,849	3.21%	$2,572,931	3.22%

The following table presents the conditional prepayment rates ("CPRs") for the Company's Agency MBS for the periods presented:

	1Q2014	4Q2013	3Q2013	2Q2013
Agency RMBS	12.7%	14.3%	23.8%	25.7%
Agency CMBS	0.0%	0.0%	0.0%	0.0%
Total weighted average (1)	11.3%	12.8%	21.5%	23.2%

(1)	CPRs for CMBS IO are not calculated and therefore are not included in the total weighted average.

Information related to the credit ratings for the Company's non-Agency MBS as of March 31, 2014 is as follows:

	Fair Value			Weighted average % of total
($ in thousands)	RMBS	CMBS	CMBS IO
AAA	$—	$—	$210,184	34.9%
AA	—	75,990	1,343	12.8%
A	—	251,959	—	41.8%
Below A or not rated	15,570	48,047	—	10.5%
	$15,570	$375,996	$211,527	100.0%
Investment Performance
The following table provides weighted average effective yield by type of investment, effective borrowing rate, and adjusted net interest spread (a non-GAAP measure) for the periods indicated:

($ in thousands)	1Q2014	4Q2013	1Q2013
Agency MBS:
Weighted average effective yield (1)	2.32%	2.33%	2.60%
Average balance	$3,406,349	$3,562,957	$3,456,840

Non-Agency MBS:
Weighted average effective yield (1)	5.16%	5.26%	5.39%
Average balance	539,936	500,732	$572,313

Mortgage loans held for investment
Weighted average effective yield (1)	5.17%	5.26%	5.36%
Average balance	56,270	$59,535	$69,528

Total investments:
Weighted average effective yield (1)	2.74%	2.72%	3.04%
Weighted average effective borrowing rate (2)	(0.86)%	(0.95)%	(1.17)%
Adjusted net interest spread (2)	1.88%	1.77%	1.87%
Average interest earning assets	$4,002,555	$4,123,224	$4,098,681
Average interest bearing liabilities	$3,509,889	$3,620,795	$3,641,654

(1)	Weighted average effective yield is based on the average balance of investments which is calculated using daily amortized cost basis and excludes notional amounts of CMBS IO.

(2)	Weighted average effective borrowing rate and adjusted net interest spread are non-GAAP measures. See the reconciliation to GAAP in a supplemental schedule to this release.

Adjusted net interest spread as presented above is a non-GAAP measure which management considers a better measure of portfolio performance because it includes periodic interest costs on derivative instruments (which are included in "loss on derivative instruments, net" in the GAAP financial statements for the quarters subsequent to second quarter of 2013). Adjusted net interest spread increased 0.11% for the first quarter of 2014 compared to the fourth quarter of 2013 due to a decrease of 0.09% in our weighted average effective borrowing rate and a 0.02% increase in the weighted average effective yield on our investments. Our lower effective borrowing rate resulted from $0.8 million less in net periodic interest costs from derivative instruments due to terminations of certain interest rate swap agreements since November 2013. The weighted average effective yield on our investments increased as our portfolio mix shifted slightly during the quarter toward non-Agency MBS. The average balance of our non-Agency MBS portfolio has increased $39.2 million since the fourth quarter of 2013 while the average balance of our Agency MBS portfolio has decreased $156.6 million since the fourth quarter of 2013. As compared to the same period in 2013, adjusted net interest spread for the first quarter of 2014 was virtually unchanged as lower effective yields earned on our MBS portfolio were offset by lower effective borrowing costs.
Repurchase Agreement Borrowings
The following table presents our repurchase agreements as of March 31, 2014 by fair value and type of securities pledged as collateral to the repurchase agreements:

($ in thousands)	Balance	Weighted Average Rate	Fair Value of Collateral Pledged
Agency RMBS	$2,350,781	0.39%	$2,421,202
Agency CMBS	265,475	0.37%	330,182
Agency CMBS IOs	382,327	1.14%	471,173
Non-Agency RMBS	11,905	1.77%	14,691
Non-Agency CMBS	309,398	1.22%	371,273
Non-Agency CMBS IO	149,105	1.23%	187,227
Securitization financing bonds	16,692	1.52%	18,607
Deferred costs	(139)	n/a	n/a
	$3,485,544	0.59%	$3,814,355
The combined weighted average original term to maturity for our repurchase agreements was 93 days as of March 31, 2014 and 114 days as of December 31, 2013.
Hedging Activities
We use pay-fixed interest rate swaps and Eurodollar contracts to mitigate our exposure to potential future changes in interest rates. During the first quarter of 2014 we entered into $75.0 million in interest rate swaps with a weighted average term of 6.9 years and terminated $15.0 million in interest rate swaps with a remaining weighted average term of 4.4 years. The following table summarizes the weighted average notional balance of our interest rate derivatives that will be effective for the periods indicated:

($ in thousands)	Interest Rate Swaps	Eurodollar Contracts	Total Weighted-Average Notional	Weighted-Average Rate (1)
Effective for remainder of 2014	$800,245	$—	$800,245	1.58%
Effective 2015	850,000	—	850,000	1.61%
Effective 2016	850,000	394,393	1,244,393	1.88%
Effective 2017	738,887	1,013,056	1,751,943	2.47%
Effective 2018	665,000	507,222	1,172,222	2.69%
Effective 2019	338,223	224,890	563,113	2.99%
Effective 2020	266,277	158,860	425,137	3.10%
Effective 2021	191,319	—	191,319	2.13%
Effective 2022	180,000	—	180,000	2.13%
Effective 2023	159,478	—	159,478	2.15%
Effective 2024	38,874	—	38,874	2.18%

(1)	Weighted average rate is based on the weighted average notional outstanding.
The following table details the components of our loss on derivative instruments, net recognized in our consolidated statement of comprehensive income for the first quarter of 2014:

($ in thousands)	Change in fair value of derivative instruments, net	Periodic Interest Costs (1)	Total
Interest rate swaps	$(6,797)	$(2,211)	$(9,008)
Eurodollar contracts	(4,414)	—	(4,414)
Loss on derivative instruments, net	$(11,211)	$(2,211)	$(13,422)

(1)	Periodic interest costs represents net interest payments (including accrued amounts) related to interest rate derivatives during the quarter.
Other Income and Expense Items
Loss on sale of investments for the first quarter of 2014 of $3.3 million includes the sale of $56.8 million in RMBS and $6.3 million in CMBS and CMBS IO during the quarter as a result of portfolio repositioning. General and administrative expenses were $4.1 million in the first quarter of 2014 versus $3.8 million in the first quarter of 2013. The majority of this increase is due to additional salary and benefits expenses related to additional employees, and increased professional fees.
Stock Activity
During the first quarter of 2014, we issued 428,363 shares of restricted stock for incentive compensation awards related to 2013 performance. In addition, 59,150 shares of restricted stock were forfeited by employees at vesting to cover payroll tax liabilities. No shares of common stock were repurchased during the quarter.
Capital Allocation

The following table summarizes the allocation of the Company's shareholders' equity capital as of March 31, 2014:

($ in thousands)	Asset Carrying Basis	Associated Financing(1)/ Liability Carrying Basis	Allocated Shareholders' Equity	% of Shareholders' Equity
Agency MBS	$3,356,759	$2,998,479	$358,280	59.8%
Non-Agency MBS	603,093	486,459	116,634	19.5%
Mortgage loans held for investment, net	53,804	29,086	24,718	4.1%
Derivative assets (liabilities)	12,064	11,137	927	0.2%
Cash and cash equivalents	61,168	—	61,168	10.2%
Restricted cash	18,242	—	18,242	3.0%
Other assets/other liabilities	39,152	20,106	19,046	3.2%
	$4,144,282	$3,545,267	$599,015	100.0%

(1)
Associated financing for investments includes repurchase agreements, payable for unsettled MBS, and securitization financing issued to third parties (which is presented on the Company's balance sheet as “non-recourse collateralized financing”). Associated financing for derivative instruments represents the fair value of the interest rate swap agreements in a liability position.

Conference Call
As previously announced, the Company's quarterly conference call to discuss the first quarter results is today at 11:00 a.m Eastern Time. Interested investors may access the call by dialing 1-888-317-6016 or by accessing the live webcast, the link for which is provided under “Investor Relations/IR Highlights” on our website (www.dynexcapital.com). A slide presentation will accompany the webcast and will also be available at least one hour prior to the call at the same location on our website.

Company Description
Dynex Capital, Inc. is an internally managed real estate investment trust, or REIT, which invests in mortgage assets on a leveraged basis. The Company invests in Agency and non-Agency RMBS and CMBS.  Additional information about Dynex Capital, Inc. is available at www.dynexcapital.com.

Forward Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “forecast,” “anticipate,” “estimate,” “project,” “plan,” and similar expressions identify forward-looking statements that are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements in this release may include, without limitation, statements regarding future interest rates, our views on expected characteristics of future investment environments, prepayment rates on our investment portfolio and risks posed by our investment portfolio, our future investment strategies, our future leverage levels and financing strategies including the use of specific financing and hedging instruments and the future impacts of these strategies, and the expected performance of our investments. The Company's actual results and timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements as a result of unforeseen external factors. These factors may include, but are not limited to, changes in general economic and market conditions, including volatility in the credit markets which impacts asset prices and the cost and availability of financing, defaults by borrowers, availability of suitable reinvestment opportunities, variability in investment portfolio cash flows, fluctuations in interest rates, fluctuations in property capitalization rates and values of commercial real estate, defaults by third-party servicers, prepayments of investment portfolio assets, other general competitive factors, uncertainty around government policy, the impact of regulatory changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the full impacts of which are unknown at this time, and another ownership change under Section 382 that further impacts the use of our tax net operating loss carryforward. For additional information on risk factors that could affect the Company's forward-looking statements, see the Company's Annual Report on Form 10-K for the year ended December 31, 2013, and other reports filed with and furnished to the Securities and Exchange Commission.

Use of Non-GAAP Financial Measures
In addition to the Company's operating results presented in accordance with GAAP, this release includes the following non-GAAP financial measures: core net operating income to common shareholders (including per common share), adjusted return on average common equity, effective borrowing costs and rates, adjusted net interest income, and adjusted net interest spread. Management uses these non-GAAP financial measures in its internal analysis of results and operating performance as a result of its discontinuance of GAAP hedge accounting in 2013 and believes these measures may be important to investors and present useful information about the Company's performance.
Core net operating income to common shareholders equals GAAP net income to common shareholders adjusted for amortization of accumulated other comprehensive loss on de-designated cash flow hedges included in GAAP interest expense, net change in fair value of derivative instruments which includes gains and losses on terminated derivative instruments (if applicable), gains and losses on sales of investments, and fair value adjustments on investments not classified as available for sale. Adjusted return on average common equity equals core net operating income to common shareholders divided by average common equity for the respective period. Effective borrowing costs equals GAAP interest expense excluding the amortization of accumulated other comprehensive loss on interest rate swaps de-designated as cash flow hedges on June 30, 2013 plus net periodic interest costs on derivative instruments (including accrued amounts) which are not already included in GAAP interest expense. Effective borrowing rate equals annualized cost of funds calculated on a GAAP basis, less the effect of amortization of de-designated cash flow hedges and plus the effect of net periodic interest costs of derivative instruments. Adjusted net interest spread equals average annualized yields on investments less effective borrowing rates. Schedules reconciling these non-GAAP financial measures to GAAP are provided as a supplement to this release.
The Company believes these non-GAAP financial measures are useful because they provide investors greater transparency to the information used by management in its financial and operational decision-making processes.

The Company also believes the presentation of these measures, when analyzed in conjunction with the Company's GAAP operating results, allows investors to more effectively evaluate and compare the performance of the Company to that of its peers, particularly those competitors that continue to use hedge accounting in reporting their financial results, as well as to the Company's performance in periods prior to discontinuing hedge accounting. However, because these non-GAAP financial measures exclude certain items used to compute GAAP net income to common shareholders and GAAP interest expense, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, the Company's GAAP results as reported on its consolidated statements of comprehensive income. In addition, because not all companies use identical calculations, the Company's presentation of core net operating income, adjusted return on average common equity, effective borrowing costs and rates, adjusted net interest income, and adjusted net interest spread may not be comparable to other similarly-titled measures of other companies.

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DYNEX CAPITAL, INC.
CONSOLIDATED BALANCE SHEETS
(amounts in thousands except share and per share data)

	March 31, 2014	December 31, 2013
ASSETS	(unaudited)
Mortgage-backed securities	$3,959,852	$4,018,161
Mortgage loans held for investment, net	53,804	55,423
	4,013,656	4,073,584
Cash and cash equivalents	61,168	69,330
Restricted cash	18,242	13,385
Derivative assets	12,064	18,488
Principal receivable on investments	8,112	12,999
Accrued interest receivable	23,387	21,703
Other assets, net	7,653	7,648
Total assets	$4,144,282	$4,217,137

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$3,485,544	$3,580,754
Payable for unsettled mortgage-backed securities	16,086	10,358
Non-recourse collateralized financing	12,394	12,914
Derivative liabilities	11,137	6,681
Accrued interest payable	2,846	2,548
Accrued dividends payable	15,612	16,601
Other liabilities	1,648	1,405
Total liabilities	3,545,267	3,631,261

Shareholders’ equity:
Preferred stock, par value $.01 per share, 8.5% Series A Cumulative Redeemable; 8,000,000 shares authorized; 2,300,000 shares issued and outstanding ($57,500 aggregate liquidation preference)	$55,407	$55,407
Preferred stock, par value $.01 per share, 7.625% Series B Cumulative Redeemable; 7,000,000 shares authorized; 2,250,000 shares issued and outstanding($56,250 aggregate liquidation preference)	54,251	54,251
Common stock, par value $.01 per share, 200,000,000 shares authorized; 54,697,307 and 54,310,484 shares issued and outstanding, respectively	547	543
Additional paid-in capital	761,827	761,550
Accumulated other comprehensive loss	(4,256)	(33,816)
Accumulated deficit	(268,761)	(252,059)
Total shareholders' equity	599,015	585,876
Total liabilities and shareholders’ equity	$4,144,282	$4,217,137

Book value per common share	$8.87	$8.69

DYNEX CAPITAL, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
 (amounts in thousands except per share data)

	Three Months Ended
	March 31,
	2014	2013
Interest income:
Mortgage-backed securities	$26,902	$32,039
Mortgage loans held for investment	738	943
	27,640	32,982
Interest expense:
Repurchase agreements	7,611	10,218
Non-recourse collateralized financing	22	238
	7,633	10,456

Net interest income	20,007	22,526
Provision for loan losses	—	(261)
Loss on derivative instruments, net	(13,422)	(17)
(Loss) gain on sale of investments, net	(3,307)	1,391
Fair value adjustments, net	32	(140)
Other income (expense), net	75	(88)
General and administrative expenses:
Compensation and benefits	(2,552)	(2,358)
Other general and administrative	(1,567)	(1,450)
Net (loss) income	(734)	19,603
Preferred stock dividends	(2,294)	(1,222)
Net (loss) income to common shareholders	$(3,028)	$18,381

Other comprehensive income:
Change in fair value of available-for-sale investments	23,965	5,897
Reclassification adjustment for loss (gain) on sale of investments, net	3,307	(1,391)
Change in fair value of cash flow hedges	—	437
Reclassification adjustment for cash flow hedges (including de-designated hedges)	2,288	4,103
Total other comprehensive income	29,560	9,046
Comprehensive income to common shareholders	$26,532	$27,427

Weighted average common shares: basic and diluted	54,626	54,300
Net (loss) income per common share: basic and diluted	$(0.06)	$0.34

DYNEX CAPITAL, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(UNAUDITED)
 ($ in thousands except per share data)

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
GAAP net (loss) income to common shareholders	$(3,028)	$19,266	$18,381
Amortization of de-designated cash flow hedges (1)	2,288	2,609	—
Change in fair value on derivative instruments, net	11,211	(5,636)	(157)
Loss (gain) on sale of investments, net	3,307	(757)	(1,391)
Fair value adjustments, net	(32)	62	140
Core net operating income to common shareholders	$13,746	$15,544	$16,973

Core net operating income per common share	$0.25	$0.29	$0.31
Average common equity during the period	$485,044	$477,432	$567,489
ROAE, calculated using annualized GAAP net (loss) income	(2.5)%	16.1%	13.0%
Adjusted ROAE, calculated using annualized core net operating income	11.3%	13.0%	12.0%

	Three Months Ended
	March 31, 2014		December 31, 2013		March 31, 2013
	Amount	Yield	Amount	Yield	Amount	Yield
GAAP interest income	$27,640	2.74%	$28,594	2.72%	$32,982	3.04%
GAAP interest expense/annualized cost of funds (2)	7,633	0.87%	8,408	0.90%	10,456	1.15%
Net interest income/spread	$20,007	1.87%	$20,186	1.82%	$22,526	1.89%

GAAP interest expense/annualized cost of funds (2)	$7,633	0.87%	$8,408	0.90%	$10,456	1.15%
Amortization of de-designated cash flow hedges (1)	(2,288)	(0.26)%	(2,609)	(0.28)%	—	—%
Net periodic interest costs of derivative instruments (3)	2,211	0.25%	3,029	0.33%	174	0.02%
Effective borrowing costs	$7,556	0.86%	$8,828	0.95%	$10,630	1.17%

Adjusted net interest income/spread	$20,084	1.88%	$19,766	1.77%	$22,352	1.87%

(1)
Amount recorded as a portion of "interest expense" in accordance with GAAP related to the amortization of the balance remaining in accumulated other comprehensive loss as of June 30, 2013 as a result of the Company's discontinuation of hedge accounting.

(2)
Rates shown are based on annualized interest expense amounts divided by average interest bearing liabilities. Recalculation of annualized cost of funds using total interest expense shown in the table may not be possible because certain expense items use a 360-day year for the calculation while others use actual number of days in the year.

(3)	Amount equals the net interest payments (including accrued amounts) related to interest rate derivatives during the period which are not already included in "interest expense" in accordance with GAAP.